Electro Rent Corporation                   FOR IMMEDIATE RELEASE

Investor Contact:                       Company Contact:
 Neil Berkman                            Daniel Greenberg
 Berkman Associates                      Chairman & CEO
 (310) 277-5162                          Electro Rent Corporation
 info@BerkmanAssociates.com              (818) 786-2525

    Electro Rent Corporation Reports Fiscal 2005 Net Income
    Doubled To $0.96 Per Share On 14.4% Increase in Revenue

     VAN NUYS, CALIFORNIA, August 3, 2005 - Electro Rent
Corporation (NASDAQ:ELRC) today announced financial results for fiscal 2005, highlighted by a 102% increase in net income and a
14.4% increase in revenue compared to fiscal 2004.

Fiscal 2005 Results

     For the twelve months ended May 31, 2005, net income doubled to $24.3 million, or $0.96 per diluted share, from $12 million, or $0.48 per diluted share, for fiscal 2004.  Revenue increased
14.4% to $107.6 million from $94.1 million for the prior year, primarily reflecting solid growth in the company's test and
measurement equipment rental and lease business.

     Rental and lease revenue increased 14.2%, to $80.3 million from $70.3 million, primarily reflecting solid growth in test and measurement equipment rentals and leases.  "Business was
especially brisk in the wireless test equipment arena, which employs many of the same products we stock for the aerospace industry.  Other general-purpose T&M product lines also expanded at a healthy pace, and there was some recovery in wireline
optical systems," said Chairman and Chief Executive Officer
Daniel Greenberg.  Equipment sales and other revenues increased to $27.4 million for fiscal 2005 compared to $23.8 million for the prior year, primarily due to the large early lease
termination and buyout transaction by a data products customer.

     The results for fiscal 2005 were affected positively by
several one-time events.  The buyout of leased equipment by one of the company's largest data products customers increased
revenue by $3.4 million during the year's third quarter, but it reduced subsequent quarterly lease revenue by $0.9 million.
Income for the year included $1.8 million (pre-tax) related to funds received from the settlement of a class action lawsuit.  In addition, the provision for income taxes was reduced by $2.5 million due to changes in estimated tax liabilities and rates.

                              (more)

Electro Rent Corporation Reports Fiscal 2005 Net Income Doubled
To $0.96 Per Share On 14.4% Increase in Revenue

August 3, 2005
Page Two

Fiscal 2004 results reflected a $2.3 million accrual related to the retirement of a former officer, partly offset by a $1.2
million benefit from the reversal of certain accounts receivable credits.  For the fourth quarter of fiscal 2005, the provision for income taxes was reduced by $0.9 million due to changes in estimated tax rates.

Fourth Quarter Results

     For the three months ended May 31, 2005, net income
increased 40% to $5.5 million, or $0.21 per diluted share, from
$3.9 million, or $0.16 per diluted share, for the fourth quarter of fiscal 2004. Revenue increased 9% to $25.7 million from $23.7 million for the fourth quarter of the prior year.

The Year In Review

     "During this past year we took steps to solidify the
progress we have made in improving the quality of our business in our core markets in the United States and Canada, opened up the gates to the Far East and made progress in Europe to create what we expect will become new sources of growth for the company. We fulfilled our pledge to have the newest, most advanced equipment available for our customers when they needed it, and stepped up our participation in the used equipment marketplace.  We also increased the breadth and depth of our customer base, and moved up the value chain by expanding our leasing activities and
launching a new technology resource program for our customers.
Our readiness to be aggressive and offer innovative, flexible solutions has improved our ability to help our customers better manage their equipment requirements and made Electro Rent a more comprehensive supplier in our industry," Greenberg said.

     Equipment purchases totaled $70 million for fiscal 2005,
compared to $53 million for fiscal 2004.  The book value of
Electro Rent's equipment pool rose to $122.8 million at May 31,
2005 compared to $96.3 million at May 31, 2004.

     Electro Rent has no long-term debt, and its cash and
marketable securities were $80.8 million at May 31, 2005 compared to $82.2 million at May 31, 2004.  Shareholders' equity at May
31, 2005 was $195.0 million.

                              (more)

Electro Rent Corporation Reports Fiscal 2005 Net Income Doubled
To $0.96 Per Share On 14.4% Increase in Revenue

August 3, 2005
Page Three

About Electro Rent

     Electro Rent Corporation (www.ElectroRent.com) is one of the
largest nationwide organizations devoted to the short-term rental and leasing of personal computers, servers and general purpose electronic test equipment.

"Safe Harbor" Statement:

     Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of
1934.  These forward-looking statements reflect our management's current views with respect to future events and financial
performance; however, you should not put undue reliance on these statements.  When used, the words "anticipates," "believes,"
"expects," "intends," "future," and other similar expressions identify forward-looking statements.  These forward-looking
statements are subject to certain risks and uncertainties.  We believe our management's assumptions are reasonable, nonetheless, it is likely that at least some of these assumptions will not come true.  Accordingly, our actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material.  Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in our periodic reports on Form
10-K and 10-Q and our other filings with the Securities and
Exchange Commission.  Should one or more of the risks discussed , or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected.  In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct.  We undertake no obligation to update or revise any forward-looking statements.

                        (tables attached)                  #3925

ELECTRO RENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED) (000 Omitted Except Per Share Data)

                          Three Months Ended  Twelve Months Ended
                                May 31,            May 31,
                             2005     2004      2005     2004
Revenues:
 Rentals and leases        $20,772  $18,016   $80,257  $70,268
 Sales of equipment
  and other revenues         4,946    5,670    27,359   23,842
    Total revenues          25,718   23,686   107,616   94,110

Costs and expenses:
 Depreciation
  of equipment               8,913    7,771    33,365   30,559
 Costs of revenues other
  than depreciation          2,370    2,974    12,497   14,219

 Selling, administrative
  & general expenses         7,847    7,197    29,869   32,207
    Total
     operating expenses     19,130   17,942    75,731   76,985

    Operating profit         6,588    5,744    31,885   17,125

Interest income, net           529      219     1,476    1,335

Income from settlement          --       --     1,758       --

Income before income taxes   7,117    5,963    35,119   18,460
Income tax provision         1,650    2,047    10,854    6,476

Net income                 $ 5,467  $ 3,916   $24,265   $11,984

Earnings per share
  Basic                    $  0.22  $  0.16   $  0.97   $  0.48
  Diluted                  $  0.21  $  0.16   $  0.96   $  0.48

Average shares used in
 per share calculation
  Basic                     25,084   24,740    24,978    24,860
  Diluted                   25,522   24,917    25,369    25,034

Electro Rent Corporation
Consolidated Balance Sheets
(UNAUDITED) (in thousands, except share information)

                                                  May 31,
                                              2005       2004
ASSETS
 Cash and cash equivalents                 $ 31,997   $ 29,692
 Marketable securities                       48,800     52,475
 Accounts receivable, net                    10,548      8,095
 Rental and lease equipment, net            122,798     96,346
 Other property, net                         15,722     16,084
 Other                                        3,357      3,675
    Total assets                           $233,222   $206,367

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
 Accounts payable                          $ 13,983   $ 16,560
 Accrued expenses                             8,700     11,000
 Deferred revenue                             2,768      2,197
 Deferred tax liability                      12,754      7,994
    Total liabilities                        38,205     37,751

Commitments and contingencies

Shareholders' equity:
 Preferred stock, $1 par value;
  1,000,000 shares authorized, none
  issued and outstanding at May 31, 2005         --         --
 Common stock, no par value;
  40,000,000 shares authorized,
  25,100,132 and 24,897,539 shares
  issued and outstanding at May 31,
  2005 and May 31, 2004, respectively        21,638     19,502
 Retained earnings                          173,379    149,114
    Total shareholders' equity              195,017    168,616

    Total liabilities
      and shareholder's equity             $233,222   $206,367